UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2008

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 6, 2008, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company for Berkshire Bank, issued a press release announcing the commencement of an underwritten public offering of approximately $30 million of its common stock. The underwriters have been granted a 30-day option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any. The Company is expected to use the net proceeds from the offering to pursue growth opportunities and for general corporate purposes. A copy of the Company’s press release dated October 6, 2008 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Wolf & Company, P.C.
99.1	Press Release dated October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

Date: October 6, 2008	By:	/s/ Kevin P. Riley
Kevin P. Riley,
Executive Vice President and Chief Financial Officer